  Exhibit 99.1

CorMedix Inc. Appoints Khoso Baluch as Chief Executive Officer

Bedminster, NJ – October 3, 2016 – CorMedix Inc. (NYSE MKT: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory diseases, announced today that it has concluded its executive search with the appointment of Khoso Baluch as Chief Executive Officer. Mr. Baluch succeeds Randy Milby, who previously announced that he would be stepping down as CEO. In conjuction with the appointment, Mr. Baluch will join CorMedix’s Board of Directors, replacing Mr. Milby. Mr. Baluch has 32 years of combined experience in general management, commercial, business development and pharmaceutical development and has a proven track record of success in building organizations, both in the U.S. and internationally, and successfully launching new products.

Cora Tellez, Chair of the CorMedix Board of Directors, said, “In Khoso Baluch, we have found an outsanding leader for CorMedix as the Company prepares for the next stage in its development. Khoso’s record demonstrates strong commercial and operational execution, which we believe is important for the company’s future as we advance Neutrolin® through Phase 3 clinical studies and potentially launch our product in the U.S. if we receive FDA approval. We offer our sincerest thanks to Randy Milby for his dedication and immeasurable contribution to the success of CorMedix, as his leadership brought us to this inflection point. On behalf of the Board, our best wishes are with him in his next endeavor.”

Khoso Baluch, Chief Executive Officer of CorMedix, said, "Having worked for decades with prominent pharmaceutical and biotechnology companies, I am looking forward to preparing CorMedix for the potential launch of Neutrolin, a promising anti-microbial. Infection is a vital issue to the global healthcare system, and in the U.S. in particular, an aging population could generate greater use of catheters and attendant risk of bloodstream infections. In addition, I look forward to continuing to explore additional product opportunities for CorMedix in diverse areas of infectious disease, oncology, aesthetics, dermatology, and orthopedics, based on its taurolidine-based platform.”

Randy Milby, former Chief Executive Officer of CorMedix, said, “In my time at CorMedix, we have achieved a great deal. We have completed successful rounds of financing that raised $60M for CorMedix, gained CE Marking for Neutrolin in the EU and Middle East, and advanced Neutrolin into late-stage clinical development in the United States. We have entered into select, strategic parterships to generate additional potential up-side with our taurolidine technology. Khoso’s track record on commercializing products makes him a strong choice as the Company enters the final stretch towards a potential NDA filing and commercial launch for Neutrolin. I’m bullish about the Company’s prospects and intend to make myself available to assist in the transition and provide consultation as needed.”

Mr. Baluch has built and led successful U.S. and international commercial teams in the primary care, specialty and hospital segments, launching leading products including Cialis, Byetta, Insulin devices, Cimzia, Vimpat and Neupro. During the 24 years Mr. Baluch worked for Eli Lilly & Co, he held international positions in general management, business development, market access and product leadership, and spanning Europe, the Middle East and the United States. At Lilly, as Diabetes Worldwide Franchise head, he had responsibility for guiding pipeline products from Phase 3 to completion on the market. He oversaw a team of nearly 130 people responsible for the medical, regulatory, legal, supply chain, marketing, pricing and reimbursement aspects of drug launches in the U.S. and globally.

Following his tenure at Lilly, Mr. Baluch held multiple positions at UCB, the global biopharmaceutical company, as Senior Vice President & Chief Marketing Officer and most recently serving as Senior Vice President & President European Middle East & Africa (EMEA) Region. Since 2013, Mr. Baluch has been a board member of Poxel, a French publically traded Biotech Company.

About CorMedix Inc.
CorMedix Inc. is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory disease. The Company is focused on developing its lead product Neutrolin®, a novel, non-antibiotic antimicrobial solution designed to prevent costly and dangerous bloodstream infections associated with the use of central venous catheters. Such infections cost the U.S. healthcare system approximately $6 billion annually and contribute significantly to increased morbidity and mortality. Neutrolin is currently in a Phase 3 clinical study in patients undergoing chronic hemodialysis via a central venous catheter. The company is planning to conduct its second Phase 3 study in patients with cancer receiving IV parenteral nutrition, chemotherapy and hydration via a chronic central venous catheter, subject to sufficient resources. If successful, the two pivotal studies may be submitted to the FDA for potential approval for both patient populations. Neutrolin has FDA Fast Track status and is designated as a Qualified Infectious Disease Product, contributing to potentially accelerated FDA review and up to 10 years of market exclusivity upon potential U.S. approval. It is already a CE Marked product in Europe and other territories. CorMedix is also seeking to unlock additional value for its taurolidine-based technology by establishing collaborative partnerships in oncology and medical device applications. For more information visit: www.cormedix.com.

For Investors & Media:
Tiberend Strategic Advisors, Inc.
Joshua Drumm, Ph.D.: jdrumm@tiberend.com; (212) 375-2664
Janine McCargo: jmccargo@tiberend.com; (646) 604-5150

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, financing plans, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: the cost, timing and results of the ongoing and planned Phase 3 trials for Neutrolin® in the U.S.; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates, including marketing of Neutrolin in countries other than Europe; the risks and uncertainties associated with CorMedix's ability to manage its limited cash resources; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; the risks associated with the launch of Neutrolin in new  markets; CorMedix's ability to enter into, execute upon and maintain collaborations with third parties for its development and marketing programs; CorMedix's ability to maintain its listing on the NYSE MKT; CorMedix’s ability to identify and enter into strategic transactions; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; obtaining additional financing to support CorMedix's research and development and clinical activities and operations; CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers, sales and marketing organizations, and consultants; and protecting the intellectual property developed by or licensed to CorMedix. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.